Exhibit 10.1

FOURTH AMENDMENT TO SUPPLY AGREEMENT

This Fourth Amendment to Supply Agreement (the “Fourth Amendment”) is made and entered into as of the 6th day of October 2014 by and between FUJIFILM Diosynth Biotechnologies U.S.A., Inc. (“FDBU”), a Delaware corporation with offices at 101 J. Morris Commons Lane, Morrisville, NC 27560, and Dendreon Corporation (“Dendreon”), a Delaware corporation with offices at 1301 2nd Avenue, Seattle, WA 98101. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement, as hereinafter defined.

W  I  T  N  E  S  S   E  T  H

WHEREAS, FDBU and Dendreon are parties to a Supply Agreement dated as of December 22, 2005 (the “Agreement”), under which FDBU has agreed to manufacture and supply the Ancillary Component, and Dendreon has agreed to place periodic orders for the purchase of the same; and

WHEREAS, the parties desire to address and clarify provisions of the Agreement, including with respect to the pricing of Additional Production grams and with respect to the calculation of increases in the Campaign Base Price under the Agreement’s price escalation terms; and

WHEREAS, in exchange for good and valuable consideration, including what is intended by the parties as a contemporaneous exchange of FDBU’s (i) acceptance of the modifications to the pricing of various items under the Agreement, (ii) acceptance of the purchase order for the [**]-month Campaign on the terms described in Section 4 below, and (iii) agreement to the other provisions described below, for Dendreon’s (i) payment of the future pricing modification fee set forth in Section 1 below, (ii) payment for the Additional Production grams set forth in Section 2 below, and (iii) agreement to the other provisions described below, the parties have agreed to modify, amend and clarify the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. Upon execution of this Fourth Amendment, Dendreon agrees to pay FDBU a one-time future pricing modification fee in the amount of [**] by wire transfer in accordance with the following wire instructions:

Bank Name:	[**]
Address:	[**]
Swift Code:	[**]
ABA No.	[**]
Beneficiary:	[**]
Account No:	[**]

2. Dendreon agrees to pay FDBU [**] per gram for the Additional Production grams from the 2013/2014 Campaign.

[**] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

3. Dendreon waives the right to order a [**] month Campaign for the remainder of the Term. In addition, the Campaign Base Price for any future Order of a [**] month or [**] month Campaign under the Agreement is as follows

[**] Month Campaign

[**] grams

	Price per Gram	Price Per Campaign
	([**] Months)	([**] Months)
2015	[**]	[**]
2016	[**]	[**]
2017	[**]	[**]
2018	[**]	[**]

[**] Month Campaign

[**] grams

	Price per Gram	Price Per Campaign
	([**] Months)	([**] Months)
2015	[**]	[**]
2016	[**]	[**]
2017	[**]	[**]
2018	[**]	[**]

The parties will continue to follow the provisions of Section 4 of the Agreement with respect to invoicing, and pricing will be based on the calendar year in which Accepted Product is invoiced. For the balance of the Term, Additional Production grams beyond the Minimum Gram Guarantee per Campaign shall be priced at [**] per gram. This Section 3 of the Fourth Amendment shall supersede all references in Section 4.1 of the Agreement to a percentage price increase.

4. Simultaneously with the execution of this Fourth Amendment, Dendreon agrees to issue a purchase order to FDBU in the amount of [**] (based on an estimate of [**] grams to be shipped in 2015 and [**] grams to be shipped in 2016) for a [**] month ([**] gram) Campaign which shall run from [**] through [**].

5. The parties agree to cooperate with each other and use reasonable commercial efforts to obtain as expeditiously as possible the Process Consumables needed for the production of the Campaign referred to in Section 4.

[**] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

6. The parties agree (i) to work to resolve the current [**] issue, (ii) to implement mutually agreed to process improvements, and (iii) subject to Dendreon’s payment of FDBU’s commercially reasonable expenses incurred in connection therewith to [**]. The parties further agree that they will share equitably in any related benefit in the price per gram resulting from the work described in this Section 6.

7. (a) Except as specifically addressed and provided for in this Fourth Amendment, each of the parties hereto, for itself and its past and present agents, representatives, administrators, successors and assigns, hereby releases and forever discharges the other party hereto and each of its past and present officers, directors, employees, affiliates, successors and assigns, from any and all known and unknown claims, disputes, demands, debts, liabilities and obligations with respect to the billing, collection and payment for any Campaigns initiated under the Agreement prior to the date of this Fourth Amendment.

(b) Notwithstanding anything to the contrary herein, the releases provided in the preceding Section 7(a) hereof shall not become effective or be of any force or effect until such time as the payment of the future pricing modification fee described in Section 1 has been indefensibly paid in full, including without limitation, expiration of all applicable preference and avoidance periods under state, federal or other applicable law (including, without limitation, such period set forth in Section 547(b)(4) of the United States Bankruptcy Code) without the assertion or filing of any avoidance, preference or similar claims with respect to such payment.

8. Each party waives any right to indemnification and shall bear its own attorneys’ fees and costs incurred in connection with the subject matter of this Fourth Amendment.

9. It is understood and agreed that this Fourth Amendment is a compromise and that nothing contained herein is intended to be nor shall be construed as an admission of any liability or responsibility whatsoever.

10. The existence and contents of this Fourth Amendment shall be confidential. Except as provided above or required by law, the enforcement of the provisions hereof, or as may be reasonably required by, auditors, accountants or tax consultants of the respective parties, or any regulatory or governmental agency, the parties and their counsel shall maintain in strict confidence and shall not disclose the existence or contents of this Fourth Amendment to any third party without the written consent of the parties herein. In the case of a request, subpoena, or court order seeking access to this Fourth Amendment or its terms, the party receiving such request, subpoena or court order agrees to the extent permitted by law or applicable rules or regulations: (a) to promptly notify the other party upon receipt of the request, subpoena, or court order; (b) to afford the other party a reasonable opportunity to take action to protect against disclosure of the Fourth Amendment or its terms; and (c) cooperate reasonably (at the other party’s expense) in efforts by the other party to protect against disclosure of the Fourth Amendment.

[**] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11. This Fourth Amendment will be executed by representatives of each party, each of whom represents and warrants that it has the authority to enter into this Fourth Amendment and bind the parties thereto. Separate copies of this document shall constitute original documents which may be signed separately but which together will constitute one single agreement. This Fourth Amendment will not be binding on any party, however, until signed by all parties or their representatives. This Fourth Amendment shall be effective as of the date set forth above. The releases, representations and warranties made herein shall survive the termination of this Fourth Amendment and the completion of the settlement terms provided herein.

12. The Agreement and this Fourth Amendment, together with any prior amendments thereto, are the parties’ complete and exclusive statement relating to the subject matter hereof, and neither party is bound by any previous representations or agreements of any kind regarding the subject matter hereof except as herein or therein contained.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their duly authorized representatives as of the date above written.

FUJIFILM DIOSYTH BIOTECHNOLOGIES U.S.A., INC.		DENDREON CORPORATION

By:	/s/ Martin Meeson	By:	/s/ Gregory R. Cox
Martin Meeson		Name:	Gregory R. Cox
SVP Finance		Title:	Interim Chief Financial Officer and Treasurer

[**] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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